      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1998
                                                REGISTRATION NO. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                       INTEGRATED PROCESS EQUIPMENT CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                  77-0296222
(STATE OF OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                      911 BERN COURT, SAN JOSE, CALIFORNIA
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, ZIP CODE)

                           ---------------------------

                             1992 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           ---------------------------


                                SANJEEV R. CHITRE
                       CHAIRMAN OF THE BOARD OF DIRECTORS

                       INTEGRATED PROCESS EQUIPMENT CORP.
                                 911 BERN COURT
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 436-2170
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ---------------------------


                                    COPY TO:
                               NEIL J. WOLFF, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304


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

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED         PROPOSED MAXIMUM
      TITLE OF SECURITIES TO BE       AMOUNT TO BE      MAXIMUM OFFERING    AGGREGATE OFFERING         AMOUNT OF
             REGISTERED              REGISTERED (1)     PRICE PER SHARE           PRICE             REGISTRATION FEE
COMMON STOCK ($0.01 PAR VALUE           850,000 (1)       $10.40625 (2)          $8,845,313               $2,610
PER SHARE)
----------------------------------------------------------------------------------------------------------------------

(1) THE SHARES COVERED BY THIS REGISTRATION STATEMENT REPRESENT SHARES OF COMMON STOCK WHICH HAVE BECOME AVAILABLE FOR ISSUANCE UNDER THE REGISTRANT'S 1992 STOCK OPTION PLAN AS A RESULT OF AN AMENDMENT APPROVED BY THE STOCKHOLDERS AT THE REGISTRANT'S ANNUAL MEETING HELD ON NOVEMBER 20, 1997 INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER FROM 4,050,000 TO 4,900,000 SHARES.
(2) CALCULATED SOLELY FOR THE PURPOSE OF DETERMINING THE REGISTRATION FEE ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S COMMON STOCK AS REPORTED BY THE NASDAQ NATIONAL MARKET SYSTEM ON JULY 15, 1998 IN ACCORDANCE WITH RULE 457(h).

   STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES

         Unless as noted herein, the contents of the Registrant's Form S-8 Registration Statement (File No. 33-79178), Form S-8 Registration Statement (File No. 33-93660) and Form S-8 Registration Statement (File No. 333-1808) are hereby incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8. EXHIBITS.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         23.1     Consent of KPMG Peat Marwick LLP, Independent Auditors.

         23.2     Consent of Richard A. Eisner & Company, LLP

         23.3     Consent of Counsel (Contained in Exhibit 5.1 above).

         24.1 Power of Attorney (Included on page 4 of this Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 16th day of July 1998.

                       INTEGRATED PROCESS EQUIPMENT CORP.

                       By:   /s/ JOHN S. HODGSON
                             ----------------------------------------------
                             John S. Hodgson
                             Vice President, Treasurer and Chief Financial
                             Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger D. McDaniel and John S. Hodgson jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signatures                                       Title                                     Date
----------------------------------------------------------------------------------------------------------------------
/s/ ROGER D. MCDANIEL                      Chief Executive Officer, President and Director            July 16, 1998
----------------------------------------   (Principal Executive Officer)
         Roger D. McDaniel

/s/ SANJEEV R. CHITRE                      Chairman of the Board of Directors                         July 16, 1998
----------------------------------------
         Sanjeev R. Chitre

/s/ JOHN S. HODGSON                        Vice President, Chief Financial Officer                    July 16, 1998
----------------------------------------   (Principal Financial and Accounting Officer),
         John S. Hodgson                   Treasurer and Secretary


/s/ HAROLD C. BALDAUF                      Director                                                   July 16, 1998
----------------------------------------
         Harold C. Baldauf

/s/ WILLIAM J. FRESCHI                     Director                                                   July 16, 1998
----------------------------------------
         William J. Freschi

/s/ KENNETH LEVY                           Director                                                   July 16, 1998
----------------------------------------
         Kenneth Levy

                                INDEX TO EXHIBITS


       EXHIBIT                   DESCRIPTION OF DOCUMENT

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         23.1     Consent of KPMG Peat Marwick LLP, Independent Auditors.

         23.2     Consent of Richard A. Eisner & Company, LLP.

         23.3     Consent of Counsel (Contained in Exhibit 5.1 above).

         24.1 Power of Attorney (Included on page 4 of this Registration Statement).